Exhibit 4.1
AMENDMENT NO. 1
TO THE
AMENDED AND RESTATED
TRUST AGREEMENT
OF
DAIMLERCHRYSLER MASTER OWNER TRUST
          This Amendment No. 1, dated as of December 17, 2008 (the “Amendment”), to the Amended and Restated Trust Agreement of DaimlerChrysler Master Owner Trust (the “Trust”) is made and entered into by DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC, a Delaware limited liability company (the “Depositor”), as Beneficiary, and DEUTSCHE BANK TRUST COMPANY DELAWARE (which has succeed Chase Bank USA, National Association (formerly Chase Manhattan Bank USA, National Association)), as Owner Trustee (the “Owner Trustee”).
WITNESSETH
          WHEREAS, the Trust is a Delaware statutory trust that was formed under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq. (the “Act”), pursuant to (i) the Certificate of Formation of the Trust as filed with the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on June 6, 2002, as amended by the Certificate of Amendment thereto, filed in the office of the Secretary of State on December 4, 2006, and (ii) The Trust Agreement dated as of June 1, 2000 between the Depositor and the Owner Trustee (the “Initial Trust Agreement”):
          WHEREAS, the Initial Trust Agreement was amended and restated in its entirety by the Amended and Restated Trust Agreement, dated as of December 16, 2004 (the “Current Trust Agreement”);
          WHEREAS, the Depositor and the Owner Trustee desire to change the name of the Trust and amend the Current Trust Agreement as set forth herein;
          NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:
I. AMENDMENTS.
          A. The Current Trust Agreement is hereby amended by deleting the phrase “DaimlerChrysler Master Owner Trust” in each and every instance in which such phrase appears and replacing it with the following phrase:
          “Master Chrysler Financial Owner Trust”
          B. The Owner Trustee is hereby authorized and directed to file with the Secretary of State a certificate of amendment to the certificate of trust in the form attached hereto as Annex A.

II. MISCELLANEOUS.
          A. Successors and Assigns. This Amendment shall be binding upon, and shall enure to the benefit of, the parties hereto, and their respective successors and assigns.
          B. Full Force and Effect. Except to the extent modified hereby, the Current Trust Agreement shall remain in full force and effect.
          C. Governing Law. THIS AMENDMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.
          D. Effectiveness of Amendment. This Amendment shall be effective immediately upon execution by the parties hereto.
          E. Capitalized Terms. Capitalized terms used herein and not otherwise defined are used as defined in the Current Trust Agreement.
          F. Severability of Provisions. Each provision of this Amendment shall be considered severable and if for any reason any provision or provisions herein are deteremined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment which are valid, enforceable and legal.
[SIGNATURE PAGE FOLLOWS]

2

          IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the day and year first above written.

DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC, as Beneficiary By: Chrysler SPV LLC
By:	/s/ Q. Gwynn Lam
	Name:	Q. Gwynn Lam
	Title:	Assistant Secretary

DEUTSCHE BANK TRUST COMPANY DELAWARE, as Owner Trustee
By:	/s/ Michelle S. Farally
	Name:	Michelle S. Farally
	Title:	Associate

By:	/s/ David Dwyer
	Name:	David Dwyer
	Title:	Vice President

DCMOT Name Change — Amendment to Trust

Annex A
[Form of certificate of amendment to certificate of trust]

CERTIFICATE OF AMENDMENT
TO CERTIFICATE OF TRUST
OF
DAIMLERCHRYSLER MASTER OWNER TRUST
          THIS Certificate of Amendment to Certificate of Trust of DaimlerChrysler Master Owner Trust (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned trustee to amend a statutory trust under the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.) to read as follows:
          1. Name. The name of the statutory trust amended hereby is DaimlerChrysler Master Owner Trust.
          2. Amendment. The Certificate of Trust is hereby amended by changing the name of the statutory trust to Master Chrysler Financial Owner Trust.
          3. Effective Date. This Certificate of Amendment shall be effective upon filing.
          IN WITNESS WHEREOF, this undersigned has executed this Certificate of Amendment in accordance with Section 381l(a)(2) of the Act.

DEUTSCHE BANK TRUST COMPANY DELAWARE, not in its individual capacity, but solely as Owner Trustee
By:
Name:
Title:

By:
Name:
Title: